MANAGEMENT CONTRACT


     THIS AGREEMENT dated this 10th day of October, 1995 between Pioneering Management Corporation, a Delaware corporation (the "Manager"), and Pioneer Variable Contracts Trust, a Delaware business trust, on behalf of Real Estate Growth Portfolio (the "Portfolio").

                               W I T N E S S E T H

     WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended,

     WHEREAS, the Trust currently issues eight series of shares, including the Portfolio,

     WHEREAS, the parties hereto deem it mutually advantageous that the Manager should be engaged, subject to the supervision of the Trust's Board of Trustees and officers, to manage the Portfolio,

     NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Manager do hereby agree as follows:

     1. (a) The Manager will regularly provide the Portfolio with investment research, advice and supervision and will furnish continuously an investment program for the Portfolio consistent with the investment objectives and policies of the Portfolio. The Manager will determine from time to time what securities shall be purchased for the Portfolio, what securities shall be held or sold by the Portfolio and what portion of the Portfolio's assets shall be held uninvested as cash, subject always to the provisions of the Trust's Declaration of Trust, By-Laws and its registration statements under the 1940 Act and under the Securities Act of 1933 covering the Trust's shares, as filed with the Securities and Exchange Commission, and to the investment objectives, policies and restrictions of the Portfolio, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Trust may from time to time establish. To carry out such determinations, the Manager will exercise full discretion and act for the Portfolio in the same manner and with the same force and



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effect as the Trust itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

              (b) The Manager will, to the extent reasonably required in the conduct of the business of the Portfolio and upon the Trust's request, furnish to the Portfolio research, statistical and advisory reports upon the industries, businesses, corporations or securities as to which such requests shall be made, whether or not the Portfolio shall at the time have any investment in such industries, businesses, corporations or securities. The Manager will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or entities.

              (c) The Manager will maintain all books and records with respect to the Portfolio's securities transactions required by sub-paragraphs (b)(5),
(6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the custodian or transfer agent appointed by the Trust with respect to the Portfolio) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. The Manager will also provide to the Board of Trustees such periodic and special reports as the Board may reasonably request.

     2. The Manager recognizes that the Trust may from time to time create additional portfolios of the Trust, that this agreement relates only to the management of the assets of the single existing Portfolio of the Trust, and that the management of the assets of any additional portfolio of the Trust will be subject to one or more separate investment management agreements.

     3. (a) Except as otherwise provided herein, the Manager, at its own expense, shall furnish to the Trust office space in the offices of the Manager or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the affairs and investments with respect to the Portfolio, and shall arrange, if desired by the Trust, for members of the Manager's organization to serve as officers or agents of the Trust.

              (b) The Manager shall pay directly or reimburse the Trust for: (i) the compensation (if any) of the Trustees who are affiliated with, or interested persons of, the Manager and all officers of the Trust as such; and (ii) all expenses not hereinafter specifically assumed by the Trust or the Portfolio where such expenses are incurred by the Manager or by the Trust or the Portfolio in connection with the management of the affairs of,


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and the investment and reinvestment of the assets of, the Portfolio.

              (c) The Trust shall assume and shall pay: (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Manager or its affiliates, office space and facilities and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Portfolio; (iv) issue and transfer taxes, chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with the Commission, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust and the Trustees; (ix) distribution fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation of those Trustees of the Trust who are not affiliated with or interested persons of the Manager, the Trust (other than as Trustees), The Pioneer Group, Inc. or Pioneer Funds Distributor, Inc.; (xi) the cost of preparing and printing share certificates;
(xii) interest on borrowed money, if any; and (xii) organizational expenses of the Trust or Portfolio.

              (d) In addition to the expenses described in Section 3(c) above, the Trust shall pay all brokers' and underwriting commissions chargeable to the Portfolio in connection with securities transactions to which the Portfolio is a party.

     4. It is understood that the Manager may employ one or more sub-investment advisers (each a "Subadviser") under written agreements with each such Subadviser, provided that any such agreement is first approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" (as the term "interested person" is defined in the 1940
Act) of the Trust, the Manager or any such Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. The authorization given to the Manager in Sections 1 and 7 hereof may

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be delegated by it under any such agreement to any of the Subadvisers,  provided that the Subadvisers shall be subject to the same restrictions and limitations on the investments and brokerage discretion as the Manager. While the Manager shall be responsible for allocating assets among the Subadvisers and monitoring their relative performances, the Trust agrees that the Manager should not be accountable to the Trust or the Portfolio or the Portfolio's shareholders for any loss or other liability relating to specific investments directed by any Subadviser (even though the Manager retains the right to reserve any such
investment),   because  the  Trust  and  the  Manager  will  be  relying  almost exclusively on the expertise of the Subadvisers for the selection and monitoring of specific investments directed by the Subadvisers.

     5. (a) The Trust shall pay to the Manager, as compensation for the Manager's services hereunder, a fee at the rate of 1.00% per annum of the Portfolio's average daily net assets. The management fee payable hereunder shall be computed daily and paid monthly in arrears. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

              (b) If the operating expenses of the Portfolio in any year exceed the limits set by state securities laws or regulations in states in which shares of the Portfolio are sold, the amount payable to the Manager under subsection
(a) above will be reduced (but not below $0), and the Manager shall make other arrangements concerning expenses but, in each instance, only as and to the extent required by such laws or regulation. If amounts have already been advanced to the Manager under this Agreement, the Manager will return such amounts to the Trust to the extent required by the preceding sentence.

              (c) In addition to the foregoing, the Manager may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time.

     6. The Manager will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Manager, whether or not such recommendation shall have been based upon its


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own  investigation  and research or upon  investigation and research made by any other individual, firm or corporation, but nothing contained herein will be construed to protect the Manager against any liability to the Trust or Portfolio or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     7. (a) Nothing in this Agreement will in any way limit or restrict the Manager or any of its officers, directors, or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Manager may act as an investment advisor to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Manager to or with the Trust or deemed to violate or give rise to any duty or obligation of the Manager to the Trust except as otherwise imposed by law. The Trust recognizes that Manager, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

              (b) In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Manager nor any of its Directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act. The Manager shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Portfolio's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager is directed at all times to seek for the Portfolio the most favorable execution and net price available except as described herein. It is also understood that it is desirable for the Portfolio that the Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Portfolio with such brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with its or its affiliates services to other clients.

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

              (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such clients.

     8. This Agreement shall become effective on the date hereof and shall remain in force until May 31, 1997 and from year to year thereafter, but only so long as its continuance is approved annually by a vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not parties to this Agreement or interested persons (as the term "interested persons" is defined in the 1940 Act) of any such parties, at a meeting of Trustees called for the purpose of voting on such approval or by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, subject to the right of the Trust and the Manager to terminate this contract as provided in Section 9 hereof.

     9. Either party hereto may, without penalty, terminate this Agreement by vote of its Board of Directors or its Board of Trustees, as the case may be, or by vote of a "majority of its outstanding voting securities" (as defined in the 1940 Act) of the Portfolio and the giving of 60 days' written notice to the other party.

     10. This Agreement shall automatically terminate in the event of its assignment. For purposes of this Agreement, the term "assignment" shall have the meaning given it by Section 2(a)(4) of the 1940 Act.

     11. The Trust agrees that in the event that neither the Manager nor any of its affiliates acts as an investment adviser to the Trust, the name of the Trust, and any series thereof, will be changed to one that does not contain the name "Pioneer" or otherwise suggest an affiliation with the Manager.

     12. The Manager is an independent contractor and not an employee of the Fund for any purpose. If any occasion should arise in which the Manager gives any advice to its clients concerning the shares of the Portfolio, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Trust or Portfolio.

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     13. This Agreement states the entire  agreement of the parties hereto,  and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

     14. This Agreement and all performance hereunder shall be governed by the laws of The Commonwealth of Massachusetts, which apply to contracts made and to be performed in The Commonwealth of Massachusetts.

     15. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     16. The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the portfolio affected thereby and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Trust's Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

     17.  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.


ATTEST:                                  PIONEER VARIABLE CONTRACTS TRUST
                                             on behalf of
                                         Real Estate Growth Portfolio



/s/ Joseph P. Barri                     /s/ John F. Cogan, Jr.
Joseph P. Barri                         John F. Cogan, Jr.
Secretary                               Chief Executive Officer


ATTEST:                                 PIONEERING MANAGEMENT CORPORATION



/s/ Joseph P. Barri                     /s/ David D. Tripple
Joseph P. Barri                         David D. Tripple
Secretary                               President